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                                                                   Exhibit 10.18



                                October 13, 1999



Sun Hung Kai Online Limited
12th Floor, One Pacific Place
88 Queensway
Hong Kong

     Re:  Joint Online Trading Agreement
          ------------------------------

Ladies and Gentlemen:

     This Joint Online Trading Agreement (the "Agreement") sets forth our agreement and understanding, entered into as of the date shown above (the "Effective Date"), regarding the establishment of a joint arrangement between Web Street Securities, Inc. ("Web Street") and Sun Hung Kai Online Limited ("Sun Hung Kai"), whereby Web Street will be the exclusive on-line broker for Sun Hung Kai Customers (as defined below) trading U.S. equities or options and the non-exclusive online broker for Sun Hung Kai Customers trading U.S. mutual funds and index options online on U.S. securities exchanges, and Sun Hung Kai will be the exclusive broker for Web Street customers trading on the SEHK (as defined below) and the Shenzen and Shanghai Stock Exchanges (collectively, the "Transaction") as follows:

Definitions:

     "Effective Date" means the date first written above.

     "Party" means Sun Hung Kai or Web Street and collectively they are referred to as the "Parties".

     "SEHK" means the Stock Exchange of Hong Kong Limited, and includes its successor Exchange as a business unit of the new, merged Exchanges known as "Hong Exchanges and Clearing Limited".

     "Sun Hung Kai" means Sun Hung Kai Online Limited.

     "Sun Hung Kai Customers" means all persons who have customer accounts with Sun Hung Kai Group.
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     "Sun Hung Kai Group" means Sun Hung Kai & Co Limited, its associated and subsidiary companies, including without limitation Sun Hung Kai Securities Limited, and Sun Hung Kai Investment Services Limited.

     "Territory" means the Hong Kong Special Administrative Region of the People's Republic of China, and the Portuguese colony of Macau (the future Macau Special Administrative Region of the People's Republic of China) as well as any other country or area which is agreed in writing by the Parties to be subject to the terms and provisions of Article A of this Agreement.

     "Web Street" means Web Street Securities Inc.

A.   Hong Kong

1.   Establishment of Online Trading System

(a) Sun Hung Kai and Web Street agree that they will cooperate in developing an online trading system that will enable Sun Hung Kai Customers to trade securities on the U.S. securities exchanges. Additionally, and subject to the development of the interface to be created by the SEHK, known as AMS3, Web Street and Sun Hung Kai will pursue the development of such system to enable Web Street customers to trade on the SEHK, and on the Stock Exchanges of Shenzen and Shanghai.

(b) Sun Hung Kai and Web Street will determine and agree upon the level of technology assistance and/or technology transfer that will be given or made by Web Street to Sun Hung Kai in connection with establishing any such online trading system for the consideration to be agreed upon by the Parties.

(c) In connection with the technology assistance and/or transfer given or made by Web Street as described in Paragraph A.1.(b), it is understood and agreed that:

          (i) Web Street will be responsible for the cost of any computer hardware necessary to enable Sun Hung Kai Customers to trade securities on the U.S. securities exchanges.

          (ii) Web Street will provide "help desk personnel" to Sun Hung Kai customer service personnel in a Chinese language selected by Sun Hung Kai, with the specific requirements for such service personnel to be negotiated in good faith by the Parties.

          (iii) If Sun Hung Kai determines that the "Web Street System" (defined as Web Street's proprietary order entry and order routing software and Web Street's proprietary software that delivers dynamically updating securities market quotations as well as the online display of portfolio positions and

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                 account balances in real time) is to be used to enable Sun Hung
                 Kai Customers to trade online on the SEHK, then Sun Hung Kai will be responsible for the cost of any and all:

                    (A) equipment necessary to implement the Web Street system for use by Sun Hung Kai Customers in trading securities on the SEHK; and

                    (B) personnel necessary to implement, maintain and operate the system for U.S. and Hong Kong trading.

(d) Sun Hung Kai will provide all Sun Hung Kai Customer service and local marketing, and Web Street will provide all Web Street Customer service and local marketing.

2. Establishment of Web Street Accounts for Sun Hung Kai Customers; Exclusive Arrangement.

(a) On or after the Effective Date, until such time as Web Street has implemented an "omnibus" account for Sun Hung Kai (thereby eliminating the need for individual account applications for each Sun Hung Kai Customer), Sun Hung Kai will procure and submit to Web Street Web Street's account application, a copy of which is attached hereto as Exhibit A, on behalf of each Sun Hung Kai Customer, with required signature[s] and standard arbitration agreement and other paperwork customarily required of Web Street customers. Sun Hung Kai Customers will complete and submit to Web Street any other paperwork reasonably required by Web Street including, without limitation, I.R.S. Forms W-8 and W-9 (where applicable), and other documentation which may be incidental to the foreign national status of a Web Street customer. It is understood that Sun Hung Kai Customers will not have trading authority until all documentation and paperwork required as set forth above has been satisfactorily completed and received by Web Street, in its (or its Clearing Firm's) sole discretion. Sun Hung Kai will commence offering U.S. equities and options to Sun Hung Kai Customers within six (6) months of the Effective Date.

(b) Sun Hung Kai and Web Street have agreed that, subject to the limitations set forth in this Paragraph A.2.(b), for the five-year term hereof, the arrangement established by this Agreement will be "mutually exclusive"; viz., Web Street will be the only U.S. on-line broker used by Sun Hung Kai and promoted by Sun Hung Kai to Sun Hung Kai Customers desiring to trade U.S. equities or equity-based options; Web Street will consider all brokerage business conducted through Web Street by individuals residing in the Territory (who are not already as of the Effective Date Web Street customers) to be conducted by Sun Hung Kai Customers, and Sun Hung Kai will be credited accordingly. Sun Hung Kai will be the only Hong Kong broker used by Web Street and promoted by Web Street to its customers desiring to trade Hong Kong or China equities or equity-based options, but such exclusivity shall apply only if Web Street customers are able to conduct
     (i) trading through Sun Hung Kai within six (6) months of the Effective Date and (ii) online trading on the SEHK within three (3) months of implementation of AMS3 by the SEHK. Sun

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     Hung Kai will consider all brokerage business conducted through Sun Hung
     Kai by individuals residing in the United States of America (who are not already as of the Effective Date Sun Hung Kai Customers) to be conducted by Sun Hung Kai Customers, and Web Street will be credited accordingly. The Parties have also agreed that Web Street will be the non-exclusive online broker for Sun Hung Kai Customers trading U.S. mutual funds and index options online.

3. Maintenance of Sun Hung Kai or Web Street Customer Accounts; Commission Allocation.

(a) Sun Hung Kai Customer Accounts with Web Street and Web Street Customer Accounts with Sun Hung Kai will be maintained in accordance with registered person and statutory obligations in both jurisdictions, and in order to protect the client and shareholder funds of both organizations.

(b) Orders for trades made by Sun Hung Kai Customers shall be placed in any manner available to other Web Street customers, i.e., on-line (via the Internet) or by telephone through a Web Street trader. Orders received outside market hours (being 9:30 a.m. to 4:00 p.m. Eastern U.S. time) will be placed at the opening or as near the opening of the applicable market as is practicable the next business day.

(c) Sun Hung Kai Customers will have access to all Web Street services (subject to any technological limitations beyond Web Street's control), including stock quotes, research, news and portfolio management capabilities (see Exhibit B for a listing of Web Street features and resources available as of the date hereof).

(d) All charges for Sun Hung Kai Customers account activity shall be made according to the Web Street commission schedule as in effect from time to time. Web Street will provide reasonable advance notice to Sun Hung Kai of any changes to the commission schedule. (The commission schedule in effect at the date hereof is attached as Exhibit C).

(e) All Sun Hung Kai Customers will have the benefit of the same insurance coverage for loss due to broker-dealer or clearing corporation error as other Web Street customers, including SIPC insurance up to an aggregate of $500,000 ($100,000 cash and $400,000 securities). Such coverage which applies to Web Street customers as of the date hereof is set forth in the attached Exhibit D.

(f) Sun Hung Kai Customers will have the ability to purchase options and to purchase securities on margin according to the same terms and conditions as other Web Street customers, subject only to Clearing Firm requirements.
     The Clearing Firm will be responsible for the extension of credit under Regulation T of the Federal Reserve and NASD Article III, Section 30, Appendix A. Except as provided in the following sentence, all margin calls issued to Sun Hung Kai Customers shall be met within twenty-four (24) hours. All margin calls issued to Sun Hung Kai Customers whose accounts consist of 25% or more equity securities shall be met within seventy-two
     (72) hours.  Web Street and Sun

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     Hung Kai agree that any uncollected customer debits ("Margin Loss")
     attributable to customers under this Agreement will be properly accounted for and ****** ******* between the Parties. With respect to Sun Hung Kai's share of any Margin Losses, Web Street will notify Sun Hung Kai of any such Margin Loss, and after three business days following delivery of such notice, Web Street shall have authority to transfer sufficient funds out of the Sun Hung Kai internal account, and to charge Sun Hung Kai, to satisfy Sun Hung Kai's share of the Margin Loss.

(g) All notices and other written materials required or permitted to be prepared and submitted by Sun Hung Kai or Sun Hung Kai Customers shall include complete and accurate English language versions or translations, as applicable and otherwise as required under U.S. Securities laws and regulations. Translations of original English language documents into Chinese (including the Web Street web site) shall be made at the sole expense of Sun Hung Kai.

(h) Sun Hung Kai shall be responsible for all printing, advertising and other marketing costs and expenses in the Territory. Sun Hung Kai shall be responsible for any errors in any such translation, and shall indemnify, defend and hold Web Street harmless for all direct losses, costs, damages, etc. incurred by Web Street and arising from any such translation errors.

(i) All clearing functions, including the preparation of order tickets, time stamps, and confirmation and statement generation, shall be performed by the Clearing Firm or such other clearing operation (including Web Street, should it become self-clearing) as Web Street may in its sole discretion designate.

(j) Web Street will promptly forward to Sun Hung Kai weekly Clearing Firm reports relating to transactions involving Sun Hung Kai Customers.

(k) Web Street will promptly forward all confirmations to Sun Hung Kai Customers and will promptly forward to Sun Hung Kai all monthly statements for Sun Hung Kai Customer accounts with activity and quarterly statements for all such accounts.

(l) The Clearing Firm will be the "direct inquirer" for Sun Hung Kai Customers under Rule 17f-1 (Lost and Stolen Securities) as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended.

(m) Web Street will answer or seek diligently to obtain answers and to comply with Sun Hung Kai Customer complaints or requests regarding activities for which Web Street has responsibility.

(n) Web Street shall be responsible for actions required in connection with dividends, interest, redemptions, consolidations or splits, tender offers, exchanges or warrant offers for all Sun Hung Kai Customer accounts.

     ***** This information is omitted pursuant to a confidential treatment request filed with the SEC



                                       5
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(o)  It is understood and agreed that all transactions conducted pursuant to this Agreement in U.S. equities, mutual funds, equity-based options and index options will take place and be denominated in U.S. currency. Conversely it is understood and agreed that all transactions conducted pursuant to this Agreement in Hong Kong and Shenzen equities and equity-based options will take place and be denominated in Hong Kong dollars. Transactions conducted pursuant to this Agreement in Shanghai equities and
     equity-based options will be denominated in U.S. currency.   Neither Party
     shall have any responsibility for currency losses incurred by the other Party or their customers or any resulting from the conversion of currencies, currency losses, repatriation costs or for any other reason.

(p) Revenues on trades executed for Sun Hung Kai Customers and Web Street Customers shall be divided in the manner set forth in the attached Exhibit E.

(q) Each Party acknowledges and agrees that neither Party will have responsibility for any customer losses attributable to system failures or outages.

4.   Responsibilities of Sun Hung Kai.

(a) Sun Hung Kai will work jointly with Web Street in establishing a unique destination on Sun Hung Kai's web site - Sun Hung Kai - WebStreet.com or a variation thereof - which will be a co-branded site including translations into both simplified and traditional Chinese characters. The site design will be completed by Sun Hung Kai, with final approval by Web Street; and the co-branded portion of the site will be housed with Web Street utilizing Web Street's servers.

(b) Until such time as Web Street has implemented an omnibus account for Sun Hung Kai, Sun Hung Kai will forward to Web Street all completed new account documentation (including new account agreements, margin agreements, option agreements, and Forms W-8 and W-9 [where applicable]) which have been submitted to Sun Hung Kai or Sun Hung Kai Customers.

(c) Sun Hung Kai will provide Web Street copies of any complaints received by Sun Hung Kai that relate to the Clearing Firm or Web Street within twenty-four hours after receipt.

(d) Sun Hung Kai will furnish Sun Hung Kai Customers with the required prospectus, when applicable, including supplements, amendments, option prospectus and disclosure documents; and, when making sales of underwritten securities, shall comply with all SEC and National Association of Securities Dealers rules.

(e) Subject to local regulatory requirements, Sun Hung Kai will endeavour to identify retail locations for co-branded Sun Hung Kai/Web Street's Financial Services Centres in Hong Kong, Shanghai and elsewhere. Cost allocations and other issues pertaining to such retail facilities will be determined and agreed upon by the Parties.

5.   Joint Marketing.

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Web Street hereby grants a royalty-free license to Sun Hung Kai to use, reproduce and display the name "Web Street" and variations thereof (hereinafter referred to as the "Web Street Marks"), as follows:

(a)  The grant of license shall be co-terminous with the term of this Agreement.

(b) The grant of license shall be exclusive with respect to use of the Web Street Marks in the Territory only. No use of the Web Street Marks outside the Territory is contemplated or agreed to (except to the extent that Territory-based web-sites may be accessible anywhere in the world).

(c) Included in the grant of license herein is the right to use Web Street advertising and promotional materials (hereinafter referred to as the "Web Street Materials") in the Territory.

(d) Sun Hung Kai will provide and be responsible for all translations into both traditional and simplified Chinese characters of Web Street Materials. Sun Hung Kai will provide Web Street with copies of all Web Street Materials used by Sun Hung Kai; and Sun Hung Kai will obtain Web Street's advance written approval of Sun Hung Kai's uses of any Web Street Mark and/or Web Street Materials. Sun Hung Kai will indemnify, defend and hold Web Street harmless for any violations of law resulting from Sun Hung Kai's use of Web Street Marks or Web Street Materials in the Territory. Web Street will indemnify, defend and hold Sun Hung Kai harmless for any violations of law resulting from Web Street's use of Sun Hung Kai Marks or Sun Hung Kai Materials in the Territory.

6.   Term and Termination of Article A of the Agreement.

     The initial term of Article A of this Agreement shall be five (5) years ("Initial Term"). Article A of this Agreement shall automatically renew on each anniversary of the Effective Date; provided that, after the Initial Term, Article A of this Agreement may be canceled by either Party upon ninety (90) days written notice. In the event of a cancellation, Sun Hung Kai will assist the Clearing Firm and Web Street in making an orderly transition. Upon cancellation, the Parties shall pay all amounts owed to the other or to the Clearing Firm.

B.   Other Countries: Japan, Australia and China

7.   Japan.

     For a period of nine months following the date of this Agreement, Sun Hung Kai will use its best efforts to introduce Web Street to Japanese firms to enable Web Street to establish a joint arrangement to provide trading of U.S. securities to residents of Japan, as further described in Paragraph
     C.2 below.

8.   Australia.

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     For a period of six months following the date of this Agreement, Sun Hung
     Kai will use its best efforts to assist Web Street in acquiring an interest in Barton Capital Holdings Limited of Sydney, Australia ("Barton") and/or in establishing a joint arrangement with Barton to provide trading of U.S. securities to customers of Barton, as further described in Paragraph C.3 below.

9.   China.

     Web Street and Sun Hung Kai will pursue the formation of a limited liability entity (domiciled in Hong Kong or another jointly selected jurisdiction) for the purpose of conducting online trading (the "Joint Venture"), when possible, in The Peoples Republic of China ("PRC"). Sun Hung Kai will use its diligent best efforts to establish a relationship with a PRC-based entity to serve as local partner to utilize the Web Street system for trading U.S. securities on U.S. securities exchanges and for trading in China. The ownership, voting control and profit-sharing of the Joint Venture will be split 50-50 between Web Street and Sun Hung Kai. It is understood and agreed by each Party that (i) prior to the formation of the Joint Venture Sun Hung Kai will not engage in the online brokerage business within the PRC with a third party in any manner or form unless Web Street has first been offered equal participation with Sun Hung Kai and Web Street has rejected such offer and (ii) if the Parties form the Joint Venture neither Party nor any parent or subsidiary company or any affiliate, indirectly or directly, will engage in the online brokerage business within the PRC other than through and for the sole benefit of the Joint Venture during the term of this Agreement and except as otherwise provided in the agreements relating to the Joint Venture. The Parties agree to negotiate in good faith additional terms relating to the Joint Venture, including, but not limited to, management and control issues, super majority, and procedures for dispute resolution.

10.  Other Countries.

     The Parties will negotiate the terms of a possible Sun Hung Kai equity participation or equity buy-in for joint ventures established in the above countries and others, which may include, without limitation, Malaysia and the Philippines.

C.   Web Street, Inc. Warrants.

1. Web Street, Inc., the parent company of Web Street, agrees to enter into the Warrant Agreement attached hereto as Exhibit E concurrently with the execution of this Agreement, which inter alia (but without limiting the terms thereof) provides for the issuance immediately upon execution of this Agreement to Sun Hung Kai of warrants to purchase 500,000 shares of Web Street, Inc. common stock upon the terms and subject to the conditions set forth in the Warrant Agreement.

2. Upon both the signing of a formal written agreement within nine months of the Effective Date and the commencement of business within six months of the signing of such agreement, with a Japanese partner firm which is a "keiretsu" or a broadly based Japanese

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     trading company of suitable size and reputation, introduced to Web Street by Sun Hung Kai, Web Street, Inc. will issue to Sun Hung Kai a warrant to purchase an additional 500,000 common shares upon the terms and subject to the conditions set forth in the Warrant Agreement.

3. Upon both the signing of a formal written agreement with Barton and the commencement of business within six months of the Effective Date, Web Street Inc. will issue to Sun Hung Kai a warrant to purchase 200,000 common shares upon the terms and subject to the conditions set forth in the Warrant Agreement.

4. The Parties agree to negotiate in good faith the terms and conditions of the registration rights applicable to the Warrants, which negotiations shall include terms and conditions relating to customary piggyback registration rights and other registration rights which would result in the common shares being tradable without restriction.

D.   Conditions to consummation of the Transaction.

     Consummation of the Transaction contemplated by this Agreement shall be subject only to satisfaction or waiver of the following conditions:

1. Due diligence conducted by each Party (made by its own personnel as well as its accountants, legal counsel and other advisors) of the assets, liabilities, properties, commitments, products, businesses and affairs of the other Party. In this regard, each Party shall provide the other Party and its accountants, counsel and other representatives with reasonable access during normal business hours to all of its business operations, properties, books, files and records and will do everything reasonably necessary to enable the other Party to make a complete examination of the business, finances, assets, liabilities, properties, commitments and affairs of that Party and the conditions thereof. Each Party agrees to use its best efforts to cause its accountants to cooperate with this investigation, including providing reasonable access to their working papers. This examination will be conducted in cooperation with the officers of each Party in such a manner as to minimize any disruption or interference with the normal business operations of that Party, and the results of this due diligence investigation will at all times be held in strictest confidence by both Parties pursuant to the terms of a definitive Confidentiality Agreement to be entered into between the Parties.

2. Agreement regarding the nature and scope of the technology licenses and transfers, technical cooperation, and other intellectual property licenses necessary to consummate the Transaction.

3. All regulatory approvals or consents required from relevant governmental and exchange authorities in the United States and Hong Kong in order to consummate the Transaction shall have been obtained.

E.   Miscellaneous.

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1.   Binding Effect.  This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their legal representatives, successors in interest and permitted assigns.

2. Termination. This Agreement shall terminate upon the occurrence of any of the following events, whichever should first occur:

     a)   The Parties mutually agree to terminate the Agreement; or

     b)   Notice of termination pursuant to Section A.6.

     Notwithstanding the provisions of this Section E.2, upon breach by either Party of any material provision of this Agreement (a "Material Breach"), the other Party may elect to terminate this Agreement on ten (10) days written notice. Such notice shall specify the Material Breach and unless such Material Breach is cured during the ten (10) day notice period, this Agreement shall terminate.

3. Confidentiality. The Parties agree that no public disclosure of, or reference to, this Agreement or the Transaction shall be made without the prior consent of the other Party, except as required by law or the rules of the U.S. exchanges and the SEHK. Sun Hung Kai acknowledges that this Agreement and the Transaction will be disclosed in Web Street's Registration Statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission.

4. Expenses. Except as otherwise specifically set forth herein, the Parties agree that each Party shall bear its own legal, accounting and other expenses in connection with this Agreement and the Transaction.

5. Notices. All notices required or permitted under this Agreement shall be in writing and personally delivered or sent by facsimile transmission as follows:

     If to Web Street           c/o:  Stuart A. Cohn
                                at:   Web Street Securities, Inc.
                                      510 Lake Cook Road - 4th Floor
                                      Deerfield, IL 60015
                         Facsimile:   (847) 267-9295

     If to Sun Hung Kai         c/o:  Hester Wong,
                                at:   Sun Hung Kai Online Limited
                                      12/F Pacific Place One,
                                      88 Queensway,
                                      Hong Kong
                         Facsimile:   852.2520.6040

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

     or such other address as either Party may from time to time designate to the other by notice duly given.

6. Survival. All representations, covenants and warranties shall survive the execution of this Agreement. All indemnities made or given under this Agreement shall survive the termination hereof. The covenants contained in Paragraphs E.3, 4, 5, 6 and 8 shall survive termination of this Agreement.

7. Entire Agreement; Amendment. This Agreement contains the entire understanding of the Parties, and supersedes any prior agreements or understandings, with respect to the transactions contemplated by this Agreement. This Agreement may be amended only with the express written consent of the Parties hereto.

8.   Governing Law and Dispute Resolution

     a) All disputes arising in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") by one arbitrator (the "Arbitral Tribunal") appointed in accordance with the Rules.

     b) The governing law of this Agreement shall be the substantive law of New York and the proceedings before the Arbitral Tribunal shall be governed by the Rules.

     c) The place of arbitration shall be in Vancouver, British Columbia, Canada. Any award of the Arbitral Tribunal (the "Award") shall be deemed to be made at the place of the arbitration. The Arbitral Tribunal may, however, hold hearings, meetings or sessions anywhere convenient.

     d)   The language of the arbitration shall be English.

     e) The Parties agree that the arbitration shall be conducted confidentially and any award made may be made public only with the prior written consent of the Parties.

     f)   The Award shall:

          (i)    Be in writing;

          (ii)   State the reasons upon which it is based;

          (iii)  Be signed by the Arbitral Tribunal;

          (iv)   State its date;

          (v) Be final and binding on the Parties as from the date that it is made;

          (vi)   Insofar as it is monetary, be made in United States dollars.

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

     g) The Parties undertake to carry out the Award without delay, and waive their right to any form of appeal or recourse to a court of law or other judicial authority insofar as such waiver may be lawfully made.

     h) Judgment on the Award may be entered in any court which has jurisdiction.

9. Partial Invalidity. In the event any part or parts of this Agreement are found to be invalid, illegal or unenforceable in any respect, it is the intent of the Parties that a court so finding shall revise or modify the provisions hereof found to be invalid, illegal or unenforceable, and the remaining provisions hereof shall nevertheless be valid and binding with the same force and effect as if the invalid, illegal or unenforceable part or parts were originally deleted.

10. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

11. Multiple Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original hereof, and all of which taken together shall be considered one and the same instrument.

12. Relationship of Parties. No provision of this Agreement shall be construed to constitute Web Street and Sun Hung Kai as members of any partnership, joint venture, association, syndicate or other entity except to the extent expressly provided for herein. Nothing herein contained shall be construed as constituting any Party as the agent or partner of the other Party or as conferring on any Party the authority to enter into any contract or to make any legal commitment or other binding obligation on behalf of the other Party, except as expressly provided for in this Agreement.

13. Regulatory Requirements. Nothing in this Agreement shall be taken to override any statutory or regulatory obligations which may be applied in any of the effective jurisdictions. This shall include without limiting the generality thereof, Rules and Guidelines issued for the governance of registered persons by regulatory organizations such as the Securities and Exchange Commission of the U.S.A., and the Securities and Futures Commission of Hong Kong, the NASD, and the SEHK.

14. Assignment. Sun Hung Kai may assign all of its rights and obligations under this Agreement to any member of the Sun Hung Kai Group or any wholly-owned subsidiary and references in this Agreement to Sun Hung Kai shall include any such assignee.

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

     If the foregoing accurately reflects the agreement and understanding of Sun Hung Kai, please so indicate by signing below.

                                 Very truly yours,

                                 Web Street Securities, Inc.

                                 By: /s/ Stuart A. Cohn
                                     ----------------------------------
                                     Name: Stuart A. Cohn
                                     Title: Executive Vice President

                                 Web Street, Inc.

                                 By: /s/ Stuart A. Cohn
                                     -----------------------------------


ACKNOWLEDGED AND AGREED TO:

Sun Hung Kai Online Limited

By:  /s/ Arthur George Dew
    ----------------------------

Date: 14/10/99
      ---------------------------

                                       13
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                                   EXHIBIT A

                         Web Street Account Application

                                   EXHIBIT B

                          Web Street Securities, Inc.

                                    Features

A real-time trading pit to monitor stocks, options and mutual funds and check balances and positions;

Quick executions on most marketable orders;

Online "pop-up" and mailed confirmations;

Flat $14.95 per online stock trade;

Option trades for $14.95 + $1.75 per contract;

Free online trades of 1,000 or more NASDAQ shares of more than $2 per share[NB to be phased out];

Free (not real-time) monitoring of 10 separate Watchlists of up to 10 positions each;

FREE Baseline company profiles that include company histories, market trends and individual stock movements;

FREE Real Time balances and positions;

Optional Live Self Updating Real Time Quotes;

Free unlimited Real Time Snapshot Quotes;

Free news; and

Free Charts and Research.

                                   EXHIBIT C

                          Web Street Securities, Inc.

                              Commission Schedule

-----------------------------------------------------------------------------------------
Trades Executed via the Internet
-----------------------------------------------------------------------------------------
Any listed stock trade, any size                                 $14.95
-----------------------------------------------------------------------------------------
NASDAQ Stock Trade under 1,000 shares                            $14.95
-----------------------------------------------------------------------------------------
NASDAQ Stock Trades 1,000 shares or more*                        FREE
-----------------------------------------------------------------------------------------
Equity and Index Options                                         $14.95 plus
                                                                 $1.75 per contact
-----------------------------------------------------------------------------------------
Mutual Funds Transaction                                         $25.00
-----------------------------------------------------------------------------------------
*On stocks trading over $2.00 per share. For stocks trading $2.00 and under per share,
$14.95.
-----------------------------------------------------------------------------------------
Trades Executed via a Live Representative

Any listed stock trade, any size                                 $24.95
-----------------------------------------------------------------------------------------
NASDAQ Stock Trade under 1,000 shares**                          $24.95
-----------------------------------------------------------------------------------------
NASDAQ Stock Trades 1,000 shares** or more                       $24.95
-----------------------------------------------------------------------------------------
Equity and Index Options                                         $24.95 plus
                                                                 $1.75 per contact
-----------------------------------------------------------------------------------------
Mutual Funds Transaction                                         $25.00
-----------------------------------------------------------------------------------------
Bonds -- government, municipals, corporate                       Contact a Web Street
                                                                 Account Executive for
                                                                 pricing
-----------------------------------------------------------------------------------------
**On stocks trading over $2.00 per share.
-----------------------------------------------------------------------------------------
Margin Rates

0 - 4,999                                                        2% above broker call
-----------------------------------------------------------------------------------------
5,000 - 9,999                                                    1 3/4% above broker call
-----------------------------------------------------------------------------------------
10,000 - 14,999                                                  1 1/2% above broker call
-----------------------------------------------------------------------------------------
15,000 - 19,999                                                  1 1/4% above broker call
-----------------------------------------------------------------------------------------
20,000 - 24,999                                                  1% above broker call
-----------------------------------------------------------------------------------------
25,000 and higher                                                3/4% above broker call*
-----------------------------------------------------------------------------------------
 Broker call as quoted in Wall Street Journal

* over $100,000 rate is negotiable

                                   EXHIBIT D

                          Web Street Securities, Inc.

                               Insurance Coverage


Web Street is a member of Securities Investor's Protection Corporation ("SIPC"). SIPC insures the first $500,000 of each customer account ($100,000 cash; $400,000 securities). Individual accounts are additionally protected through Asset Guaranty Corp., up to $99.5 million per account.

                                   EXHIBIT E

                          Web Street Securities, Inc.

                      Transaction Costs and Fee Structure


The following sets forth Web Street's transaction costs and fee structure, so long as Web Street is not self-clearing. In the event that Web Street becomes self-clearing, Exhibit E shall be revised accordingly.

Ticket Charges -- Web Street currently pays to U.S. Clearing a charge of $8.00 U.S. for the clearing of any size equity transaction. This includes both market and limit orders. Web Street currently pays to U.S. Clearing a charge of $8.50 U.S. plus an additional $1.25 per contract for all options transactions.

Transaction Revenues -- Web Street currently charges $14.95 commissions on all equity transactions. Web Street currently charges no commissions on NASDAQ trades of 1,000 or more if the stock is priced over $2.00. Both market and limit orders. Web Street charges $14.95 plus $1.75 per contract on option trades.

Order Flow Rebates - Web Street currently receives the following rebates on NASDAQ stock trades:

     $.025 per share on NASDAQ stock priced over $2.00.
     $.01 per share on NASDAQ stock priced $1.01 to $2.00.

Mutual Fund Expenses -- Web Street and Sun Hung Kai will share mutual fund loads and commissions equally.

Revenue Sharing -- Web Street and Sun Hung Kai will ***** gross profits *****. For these purposes, Gross profit will be agreed to consist of:

Total Transaction Revenues plus Order Flow Rebates plus rebate on margin interest or spread of interest on margin funds, less Ticket Charges.

Sun Hung Kai's share of gross profits will be paid, to an account identified by Sun Hung Kai, no later than the 15th calendar day following the close of the "trading month." The "trading month" ends on the Tuesday preceding the last Friday of each calendar month.



*****This information is omitted pursuant to a confidential treatment request filed with the SEC.

                                  Sun Hung Kai

                      Transaction Costs and Fee Structure

                                   EXHIBIT F


This Warrant and the Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, and may not be offered, sold or transferred in the absence of such registration or an exemption therefrom under said Act.



                              WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                WEB STREET, INC.




     THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, Sun Hung Kai Online Limited ("Sun Hung Kai"), or assigns, is entitled to purchase from WEB STREET, INC., a Delaware corporation (the "Corporation"), in accordance with the terms and conditions established pursuant to Section 2 hereof and at any time prior to the expiration of this Warrant, 1,200,000 Warrant Shares (as hereinafter defined), as applicable, subject to the provisions and adjustments and on the terms and conditions hereinafter set forth, at the Exercise Price (as hereinafter defined) payable as provided herein.

     1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

     "Board" means the Board of Directors of the Corporation.

     "Common Stock" as used herein shall mean the Common Stock of the Corporation, par value $.01 per share.

     "Exercise Price" shall mean, collectively the Hong Kong Exercise Price, the Japan Exercise Price and the Australia Exercise Price, as in effect from time to time as provided in this Warrant.

     "Number of Warrant Shares" shall mean, at the time of any determination thereof (a) if no adjustments have theretofore been made pursuant to the provisions of Section 4 hereof, the Original Number of Warrant Shares and (b) if any one or more such adjustments have been so made, the amount to which the Original Number of Warrant Shares shall have been so adjusted pursuant to the terms of this Warrant.

     "Original Number of Warrant Shares" shall mean 1,200,00 fully paid and non-assessable shares of Common Stock of the Corporation.

     "Warrant Shares" shall mean shares of Common Stock purchased or purchasable by the holder of this Warrant upon the exercise hereof.

     "Warrants" as used herein shall mean this Warrant and any other Warrants issued pursuant to the terms and provisions of Sections 10, 11 or 12 hereof.

     2.   Exercise of Warrant.

     (a) Hong Kong Warrant. The Hong Kong Warrant entitles the Warrant holder to purchase from the Corporation, in accordance with this Section 2(a) and at any time prior to the expiration of this Warrant, 500,000 Warrant Shares. Subject to the conditions hereinafter set forth, (i) commencing on each of one hundred and eighty days (180) and three hundred and sixty (360) days following the later of the date of this Warrant or the closing of the initial public offering of the Corporation (the "Corporation's IPO") 100,000 Warrant Shares may be exercised in whole or in part at an exercise price equal to the lesser of
(A) $20.00 per share and (B) the price to the public per share (before underwriting discounts and commissions) of the Common Stock in the Corporation's IPO plus $8.00; (ii) commencing three hundred and sixty (360) days after such time as there have been 1,000 (U.S.) trades in the aggregate executed in a 10 consecutive day period, 100,000 Warrant Shares may be exercise in whole or in part at an exercise price equal to the lesser of (A) $20.00 per share and (B) the price to the public per share (before underwriting discounts and commissions) of the Common Stock in the Corporation's IPO plus $8.00; and (iii) commencing three hundred and sixty days (360) after the date the 5,000th funded account is opened through Sun Hung Kai, 200,000 Warrant Shares may be exercised in whole or in part, at an exercise price of $30.00 per share (the exercise price in clauses (i) (ii) and (iii) being hereinafter referred to as the "Hong Kong Exercise Price"). For purposes of subparagraph 2(a)(iii), an account shall be deemed "funded" at such time as there is a deposit of either U.S. $1,000 cash or securities having a total value not less than U.S. $1,000.

     (b) Japanese Warrant. The Japanese Warrant entitles the Warrant holder to purchase from the Corporation, in accordance with this Section 2(b) and at any time prior to the expiration of this Warrant, 500,000 Warrant Shares. Subject to the conditions hereinafter set forth, commencing on each of three hundred and sixty days (360) and seven hundred and twenty days (720) following the signing of a formal written agreement within nine months of the date of this Warrant with a Japanese partner firm which is a "keiretsu" or a broadly based Japanese trading company of suitable size and reputation, and commencement of business with such partner firm within six months of the signing of such formal written agreement, 250,000 Warrant Shares may be exercised in whole or in part, at an exercise price equal to the lesser of (i) $20.00 per share and (ii) the price to the public per share (before underwriting discounts and commissions) of the Common Stock in the Corporation's IPO plus $8.00 (the "Japanese Exercise Price"). If, at any time within nine months of the date of this Warrant, the Corporation enters into a formal agreement with a firm in Japan to which the Corporation was not introduced by Sun Hung Kai, the total number of Warrant Shares issuable upon exercise of the Japanese Warrant shall be reduced to 50,000, at the Japanese Exercise Price. Such Warrant Shares may be exercised in whole or in part commencing 180 days following the later of the date of grant or the Corporation's IPO.

     (c) Australia Warrant. The Australia Warrant entitles the Warrant holder to purchase from the Corporation, in accordance with this Section 2(c) and at any time prior to the expiration of this Warrant, 200,000 Warrant Shares. Subject to the conditions hereinafter set forth, commencing three hundred and sixty (360) days following the signing of a formal written agreement and the commencement of business with Barton Capital Holdings Limited of Sydney, Australia ("Barton") within six months of the date of this Warrant, 200,000 Warrant Shares may exercised in whole or in part, at an exercise price equal to the lesser of (i) $20.00 per share and (ii) the price to the public per share (before underwriting discounts and commissions) of the Common Stock in the Corporation's IPO plus $8.00 (the "Australia Exercise Price").

     (d) If this Warrant is exercised in respect of less than all of the Warrant Shares at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire at the close of business on the fifth anniversary of the Effective Date. This Warrant and all options and rights hereunder shall be wholly void to the extent this Warrant is not exercised before it expires.

     (e) The holder of this Warrant may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this subparagraph, by surrendering this Warrant at the principal office of the Corporation or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Corporation (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant dated the date hereof and otherwise identical with this Warrant (except as to the number of shares of Common Stock issuable pursuant thereto) evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the holder within five (5) days following the Exchange Date.

     3. Reservation of Common Stock. The Corporation covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.   Protection Against Dilution.

     (a) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

     (b) Organic Change. Upon the consummation of a subdivision, combination or recapitalization of the Common Stock (an "Organic Change") the terms of the Warrants shall be deemed modified, without payment of any additional consideration therefor, so as to provide that upon the exercise of the Warrants following the consummation of such Organic Change the holder of such Warrants shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had exercised its Warrants for Common Stock immediately prior to such Organic Change, in each case giving effect to any adjustment of the Exercise Price made after the date of consummation of the Organic Change. All other terms of the Warrants shall remain in full force and effect following such an Organic Change. The provisions of this subparagraph shall similarly apply to successive Organic Changes.

     (c)  Notices.

          (i) Immediately upon any adjustment of the Exercise Price, the Corporation shall give written notice thereof to all holders of the Warrants specifying the Exercise Price in effect thereafter.

          (ii) The Corporation shall give written notice to all holders of the Warrants at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change. The Corporation shall also give written notice to the holders of the Warrants at least twenty (20) days prior to the date on which any Organic Change shall occur.

     (d) Adjustment of Number of Warrant Shares. Whenever the Exercise Price is adjusted as provided herein, the Number of Warrant Shares shall be adjusted by multiplying the Number of Warrant Shares immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price immediately prior to such adjustment, and of which the denominator shall be the Exercise Price immediately thereafter.

     5. Mergers, Consolidations, Sales. In the case of any consolidation or merger of the Corporation with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Corporation (except a subdivision or combination of the Common Stock, provision for which is made in pursuant to Section 4), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holders of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Warrants to the end that the provisions hereof (including, but not limited to, provisions for adjustment of the Number of Warrant Shares) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of the Warrants, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

     6. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the holder hereof would, except for the provisions of this paragraph, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Corporation) over the proportional part of the Exercise Price represented by such fractional share.

     7. Fully Paid Stock; Taxes. The Corporation covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Corporation further covenants and agrees that it shall pay when due and payable any and all federal and state taxes (other than income taxes) which may be payable in respect of the Warrants or any Common Stock or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof.

     8. Closing of Transfer Books. The stock transfer books of the Corporation for its Common Stock shall not be closed in any manner which interferes with the exercise of any Warrant.

     9. Restrictions on Transferability of Warrants and Common Stock; Compliance with Laws. This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933 (or any similar federal statute at the time in effect) in respect of the transfer of any Warrant or any such Common Stock.

          A. Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

               "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

               "Restricted Stock" shall mean the shares of Common Stock issued upon the exercise of the Warrants and evidenced by a certificate required to bear the legend specified in subparagraph B hereof.

               "Securities Act" shall mean the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          B. Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

               Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this subparagraph B, bear on the face thereof a legend reading substantially as follows:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or transferred in the absence of such registration or an exemption therefrom under said Act, and are transferable only upon the conditions specified in the Warrant pursuant to which such shares were issued."

               In the event that the Corporation shall receive an opinion of counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, but not limited to, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Commission), the Corporation shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. All fees and expenses of counsel in connection with the rendition of the opinion provided for in this subparagraph shall be paid by the Warrant holder.

          C. Notice of Proposed Transfer; Registration Not Required. Promptly after receiving written notice of intention to transfer the Warrant, the Corporation shall present copies thereof to counsel for the Corporation and to counsel designated by the holder of each Warrant or any Restricted Stock. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification under any federal or state law, the Corporation, as promptly as practicable, shall notify the holder of such opinion and of the terms and conditions, if any, to be observed, whereupon the holder shall be entitled to transfer the Warrant or Warrant Shares or the Restricted Stock, all in accordance with the terms of the notice delivered to the holder by the Corporation. If either of such counsel is unable to render such an opinion (in which case such counsel shall set forth in writing the basis for the legal conclusions in this regard) the proposed transfer described in the written notice given pursuant to this subparagraph may not be effected without the registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission, and the Corporation shall promptly so notify the holder and thereafter the holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Corporation pursuant to the immediately preceding sentence or until the registration or qualification, filing or compliance has become effective.

     10. Partial Exercise and Partial Assignment. If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised as provided in paragraph 2 hereof. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Corporation, and thereupon a new Warrant shall be issued to the holder hereof covering the number of shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant covering the number of shares so assigned.

     11. Warrant Denominations. Warrants are issuable or transferable in such denomination as the holder may request, and the Warrants of each denomination are interchangeable upon surrender thereof at the office of the Corporation for Warrants of other denominations, but aggregating the same number of shares as the Warrants so surrendered. All Warrants will be dated the same date as this Warrant.

     12. Lost, Stolen, Destroyed or Mutilated Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Corporation shall issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Corporation of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Corporation (provided that in the case of an institutional investor, its own agreement shall be deemed satisfactory to the Corporation).

     13. Warrant Holder Not Stockholder. This Warrant does not confer upon the holder hereof any right to vote or to consent as a stockholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof as hereinbefore provided.

     14. Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the Parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     15. Governing Law. This Warrant shall be governed by the laws of the State of Delaware (without regard to principles of conflicts of law).

     IN WITNESS WHEREOF, WEB STREET, INC. has caused this Warrant to be signed by its President or one of its Vice Presidents and this Warrant to be dated as of October 13, 1999.


                                    WEB STREET, INC.


                                    By: /s/ Stuart A. Cohn
                                        ------------------------
                                    Its: Executive Vice President
                                         ------------------------

                                  SUBSCRIPTION



WEB STREET, INC.



     The undersigned, _________________________________ pursuant to the provisions of the within Warrant, hereby elects to purchase ____________________ shares of Common Stock of WEB STREET, INC. covered by the within Warrant, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer.

     Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:




     If said number of shares are not all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.



                                         Signature______________________


                                         Address_______________________


Dated:_____________________

                                   ASSIGNMENT


                  (To be executed upon assignment of Warrant)


     For value received, ___________________________________________________
hereby sells, assigns and transfers unto ______________________________________
the attached Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ attorney to transfer said Warrant on the books of Web Street, Inc., with full power of substitution in the premises.



                                              ________________________________
                                              Note: The above signature should
                                              correspond exactly with the name
                                              on the face of the attached
                                              Warrant.